Exhibit (h)(25)
REVISED SCHEDULE C
TO THE ADMINISTRATION AGREEMENT
IDENTIFICATION OF SERIES
     THIS SCHEDULE C, dated as of                     , 2009, is revised Schedule C to that certain Administration Agreement dated as of June 17, 1999 between the parties set forth below.
ASTON FUNDS
Aston/Fortis Investor Money Market Fund
Aston/TCH Fixed Income Fund
Aston Balanced Fund
Aston/Optimum Mid Cap Fund
Aston Growth Fund
Aston/Veredus Aggressive Growth Fund
Aston/Veredus Select Growth Fund
Aston/Montag & Caldwell Balanced Fund
Aston/Montag & Caldwell Growth Fund
Aston/TAMRO All Cap Fund
Aston/TAMRO Small Cap Fund
Aston/Fortis Real Estate Fund
Aston Value Fund
Fortis Treasury Money Market Fund
Fortis Government Money Market Fund
Fortis Tax-Exempt Money Market Fund
Fortis Institutional Prime Money Market Fund
Aston/River Road Dividend All Cap Value Fund
Aston/River Road Small Cap Value Fund
Aston/Optimum Large Cap Opportunity Fund
Aston/River Road Small-Mid Cap Fund
Aston/Fortis Global Real Estate Fund
Aston/Neptune International Fund
Aston/Montag & Caldwell Mid Cap Growth Fund
Aston/Barings International Fund
Aston/Cardinal Mid Cap Value Fund
Aston/Smart Portfolios Fund
Aston/MB Enhanced Equity Income Fund
Aston/New Century Absolute Return ETF Fund
Aston/Lake Partners LASSO Alternatives Fund

ASTON FUNDS	ASTON ASSET MANAGEMENT LLC

By:	By:

Title:	Title: